Registration No. 33-

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM S-8
                              REGISTRATION STATEMENT
                                      under
                            The Securities Act of 1933


                              BLACK HILLS CORPORATION
                 (exact name of registrant as specified in its charter)
         South Dakota                                           46-0111677
   (State of Incorporation)                 (IRS Employer Identification No.)
                          625 Ninth Street, P.O. Box 1400
                          Rapid City, South Dakota  57709
                     (address of principal executive offices)

                     Registrant's telephone number, including
                           area code:  (605) 348-1700


                   1996 STOCK OPTION PLAN OF BLACK HILLS CORPORATION
                             (Full title of the plan)


                                 DALE E. CLEMENT
                          Senior Vice President - Finance
                              Black Hills Corporation
                   625 Ninth Street, Rapid City, South Dakota 57701
                       (Name and address of agent for service)


            It is respectfully requested that the Commission send signed copies of all notices, orders and communications to:

                              DAVID E. MORRILL, Esq.
                           Morrill Thomas & Nooney LLP
                 625 Ninth Street, Rapid City, South Dakota  57701


                        CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
Title of                          Maximum       Maximum
Securities        Amount          Offering      Aggregate    Amount of
  to be           to be            Price        Offering   Registration
Registered      Registered (1)    Per Share (2)   Price         Fee

Common Stock     200,000           $25.875     $5,175,000     $1,785
($1 Par          Shares
Value)

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement shall be deemed to register an indefinite amount of interests in the employee benefit plan described herein to the extent such interests are separate securities required to be registered under such Act.
2. Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices reported as of December 2, 1996.

                    PART II

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Black Hills Corporation (the Company) with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's latest annual report on Form-10K filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above; and

     (c) The description of the Company's common stock as contained in the Company's registration statement under Section 12 of the Exchange Act of 1934, including any amendment or report updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters those securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES

     The Company's common stock is registered under Section 12 of the Exchange Act.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     The legality of the securities offered will be passed upon for the Company by the law firm of Morrill Thomas & Nooney LLP, 625 Ninth Street, Rapid City, South Dakota 57701.

     Members of the firm of Morrill Thomas & Nooney LLP and members of their immediate families own directly or indirectly 8,300 shares of common stock of the Company.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICER

     Sections 47-2-58.1 to 47-2-58.7 of the South Dakota Codified Laws permit indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Article V of the Bylaws of the Company and separate indemnification contracts entered into between the Company and each of its directors and officers authorize indemnification of the Company's directors and officers consistent with the provisions of South Dakota laws.

     The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     No securities are to be reoffered or resold pursuant to this agreement.

Item 8. EXHIBITS

     *4(a) Restated Articles of Incorporation dated May 24, 1994 (Exhibit 3(i) to Form 8-K dated June 7, 1994, File No. 1-7978).

     *4(b) Bylaws dated January 30, 1996 (Exhibit 3(b) to Form 10-K dated March
           15, 1996).

     5  Opinion of Morrill Thomas & Nooney LLP

     23(a) Consent of Morrill Thomas & Nooney LLP (contained in Exhibit 5) 23(b) Consent of Independent Public Accountants

     24 Powers of Attorney

Item 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 6th day of December, 1996.

                                          BLACK HILLS CORPORATION


                                          By  /S/DALE E. CLEMENT
                                              Dale E. Clement, Senior Vice
                                              President - Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                       TITLE                         DATE

/S/DANIEL P. LANDGUTH          Principal Executive           December 6, 1996
Daniel P. Landguth,            Officer and Director
Chairman and President

/S/DALE E. CLEMENT             Principal Financial           December 6, 1996
Dale E. Clement, Senior        Officer and Director
  Vice President - Finance

/S/GARY R. FISH                Principal Accounting          December 6, 1996
Gary R. Fish, Controller       Officer

GLENN C. BARBER*               Directors
Glenn C. Barber

BRUCE B. BRUNDAGE*
Bruce B. Brundage

KIRK E. DEAN*
Kirk E. Dean

MICHAEL B. ENZI*
Michael B. Enzi

JOHN R. HOWARD*                                              December 6, 1996
John R. Howard

EVERETT E. HOYT*                          *By:      /S/DANIEL P. LANDGUTH
Everett E. Hoyt                                     Daniel P. Landguth
                                                    Attorney at Fact
KAY S. JORGENSEN*
Kay S. Jorgensen